UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2018
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD.

On September 5, 2018, at 8:30 a.m. Eastern Time, Alimera Sciences, Inc. (the “Company” or “Alimera”) held a conference call to discuss the closing of the Company’s Series B Preferred Stock Exchange Agreement (the “Exchange Agreement”) with the holders of all of the 8,416 outstanding shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”). There were four holders of the Series B Preferred Stock. Deerfield Management Company, L.P. is the investment advisor for all of these stockholders (the “Deerfield Stockholders”). Under the Exchange Agreement, the Deerfield Stockholders exchanged their shares of Series B Preferred Stock for an aggregate of 10,150 shares of Series C Convertible Preferred Stock. All of the outstanding shares of Series B Preferred Stock were canceled in the exchange. The Company previously reported this closing and related matters by the filing of a Current Report on Form 8-K.

During the question and answer portion of the conference call, an analyst, after asking questions about the Exchange Agreement and related matters, then asked Richard S. Eiswirth, Jr., the Company’s President and Chief Financial Officer, whether the Company could confirm its previous guidance regarding the Company’s expectation that it would be “EBITDA break even” by the end of 2018. Mr. Eiswirth confirmed the Company’s guidance, explaining that the guidance related to “Adjusted EBITDA,” which the Company has historically used as a key non-GAAP financial measure.

For purposes of this report, “Adjusted EBITDA” is earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, gains and losses from the change in the fair value of derivative warrant liability and losses on extinguishment of debt. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP measure of Adjusted EBITDA is a useful measure in evaluating Alimera’s operating performance that can enhance an overall understanding of Alimera’s financial performance when considered together with GAAP figures. Alimera uses Adjusted EBITDA in the management of its business. This non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies because not all companies may calculate these measures in an identical manner. Therefore, they are not necessarily an accurate measure of comparison between companies.

The presentation of a non-GAAP financial measure like Adjusted EBITDA is not intended to be considered in isolation or as a substitute for net loss prepared in accordance with GAAP. The principal limitation of Adjusted EBITDA is that it excludes significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management in determining this non-GAAP financial measure. To compensate for these limitations, Alimera presents its non-GAAP financial results in connection with its GAAP results.

Forward Looking Statements

This report contains a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995, to the effect that Alimera expects to be “EBITDA break even” by the end of 2018. This forward-looking statement is based on current expectations and involves inherent risks and uncertainties and could cause actual results to differ materially from those projected in the forward-looking statement. Meaningful factors that could cause actual results to differ include, but are not limited to, (a) a slowdown or reduction in Alimera’s sales in the latter part of 2018 due to a reduction in end user demand, unanticipated competition, regulatory issues, or other unexpected circumstances, and (b) other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2017 and

Alimera’s Quarterly Report on Form 10-Q for the three months ended June 30, 2018, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at http://www.sec.gov.

Besides the risks described above and in Alimera’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors could affect Alimera’s results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements will be achieved. The forward-looking statement contained in this report is expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. The forward-looking statement in this report speaks only as of the date of this report (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: September 5, 2018	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	President and Chief Financial Officer